UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Commission File Number: 333-200624

NUTS & BOLTS INTERNATIONAL, INC.

(Exact name of Registrant as specified in its charter)

Nevada	46-3505091
(State of incorporation)	(IRS Employer ID Number)

600 North Bridge Rd #12-02/03 Parkview Square Singapore 18878

(Address of principal executive offices)

(919) 633-2488

Registrant’s telephone number, including area code

Date of Report (Date of earliest event reported):

February 29th, 2016

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

ITEM 5.01 – CHANGE IN CONTROL OF REGISTRANT.

On February 29th, 2016 Tan Sri Dato’ Sri Lai Teck Peng closed a transaction in which he acquired a total of 5,000,000 shares of restricted stock of the Company, representing 78% of the shares in the Company from Michael Hillerbrand, the former Director for a total of for $155,000.00.

ITEM 5.02 – DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

On February 29th, 2016, Mr. Michael Hillerbrand resigned his official position as Director of the Corporation, and on the same day the shareholders of the Corporation voted Tan Sri Dato’ Sri Lai Teck Peng as Director of the Company.

Tan Sri Dato’ Sri Lai Teck Peng, 51, is the founder, Chairman and CEO of PhytoScience Sdn Bhd, a global health & wellness company based in Kuala Lumpur. The company stands at the forefront of nutrition and skin care product innovation and is supported by Mibelle Biochemistry Switzerland. Tan Sri Dato' Sri Lai Teck Peng brings in more than 26 years of significant network marketing and entrepreneurial experience as well as extensive leadership and operational management skills in global consumer-oriented businesses. Mr. Peng has an Executive MBA from Peking University.

ITEM 9.01 EXHIBITS

(d)	Exhibits.

10.1	Shareholder’s Resolution Appointing New Director

10.2	Resignation of Michael Hillerbrand

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 3rd, 2016

Nuts & Bolts International Inc.

By:	/s/ Tan Sri Dato' Sri Lai Teck Peng
Tan Sri Dato' Sri Lai Teck Peng, Director